UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	November 9, 2010
(Date of earliest event reported)	November 8, 2010

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

We have elected to change the administrator for the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries (the “Thrift Plan”) and for our Profit Sharing Plan (collectively, the “Plans”).  As a result of this change, there will be a blackout period for each of the Plans in which participants and beneficiaries of each of the Plans will be temporarily unable to (1) direct or diversify investments in their individual accounts, (2) obtain a loan or distribution from either of the Plans, (3) change investments from one investment fund option to another, (4) transfer assets from one investment fund option to another, or (5) adjust, in the case of the Thrift Plan, the amount of periodic contributions to that plan.  This blackout period will begin on December 17, 2010, and is expected to end during the week of January 17, 2011 (the “Blackout Period”).

We received the notices concerning the Blackout Period required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 for each of the Plans on November 8, 2010.  These notices were also sent to all of the participants and beneficiaries under both of the Plans.

We sent a separate notice to our directors and executive officers informing them of the Blackout Period and the prohibitions on their directly or indirectly purchasing, exercising, selling, or otherwise transferring any of our equity securities in any non-exempt transactions during the Blackout Period (the “Insider Notice”). The Insider Notice was provided to our directors and executive officers pursuant to the requirements of Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation Blackout Trading Restriction.

A copy of the Insider Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Item 9.01	Financial Statements and Exhibits Exhibits
99.1 Notice of Blackout Period to Directors and Executive Officers of ONEOK, Inc., dated November 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	November 9, 2010	By:	/s/ Curtis L. Dinan
Senior Vice President, Chief Financial Officer and Treasurer

3